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                                                                  EXHIBIT 23.10

               CONSENT OF BERTRAM, VALLEZ, KAPLAN & TALBOT, LTD.

                      CONSENT OF INDEPENDENT ACCOUNTANTS

  We consent to the inclusion of our report dated November 28, 1995 (relating to the Advance/Possis Technical Services, Inc. Financial Statements for the years ended September 30, 1995 and 1994), included in the Current Report on Form 8-K of AccuStaff Incorporated dated December 13, 1995 in the Registration Statement and related Prospectus of AccuStaff Incorporated on Form S-4.

  We also consent to the reference to our firm under the caption "Experts."

                                     /s/ BERTRAM, VALLEZ, KAPLAN & TALBOT,
                                      LTD.

Minneapolis, Minnesota
September 11, 1996